REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement, dated as of February 11, 2008 (the “Agreement”), is made by and among Red Mile, Inc., a Delaware corporation whose principal office is located at 4000 Bridgeway, Suite 101, Sausalito, CA 94965 and its subsidiaries (collectively, the “Borrower”) and Tiger Paw Capital Corp., an Alberta Company with its principal place of business located at 1802 16th Street SW, Calgery, Alberta, T2T E42 (“Lender”).

AGREEMENT

In consideration of the mutual promises set forth herein, and intending to be legally bound, the Borrower and Lender hereby agree as follows:

1.	Background. Lender has approved an uncommitted line of credit up to One Million Dollars ($1,000,000.00) for Borrower’s use pursuant to this Agreement.

2.
Uncommitted Revolving Line of Credit.  Lender hereby establishes, subject to the terms and conditions of this Agreement, a secured, uncommitted, revolving line of credit facility in favor of Borrower in an aggregated principal amount not to exceed One Million Dollars ($1,000,000.00).

3.
Promise to Repay.  Borrower promises to pay UPON DEMAND or Final Maturity (as defined herein) the aggregate principal amount of all amounts provided by Lender to Borrower, up to One Million Dollars ($1,000,000.00), which are outstanding at any time under this Agreement, together with all accrued and unpaid Interest (as defined herein), if any, outstanding on such principal amount.

4.	Interest. Interest shall accrue on the unpaid principal balance outstanding hereunder at a simple rate equal to ten percent (10%) per annum, calculated on a daily basis (the “Interest”).

5.	Interest Payments. Borrower shall make payments to the order of Lender of all Interest that accrues during the term of the Agreement UPON DEMAND or on or before Final Maturity.

6.
Purpose of Loan.  The line of credit shall be used for general corporate business purposes for the sole benefit of the Borrower; provided however, that advances made by the Lender to the Borrower under the line of credit shall not be used for purposes of paying intra-company debt, distributions to any shareholders, or corporate debt of any kind without the express written consent of Lender.  Prior to each advance made under this line of credit, Borrower shall submit to Lender a detailed written spreadsheet showing the intended use of such funds relating to such advance, which shall be subject to the Lender’s approval, and thereafter Borrower agrees to promptly and only use such funds solely for each use as shown in such spreadsheet and only in the amounts shown on such spreadsheet.

7.
Maturity.  In the event all advances are not converted into an Alternative Financing (as defined herein), all advances (if any) made under this line of credit will be due and payable to the order of Lender UPON DEMAND, but in no event later than 90 days from the date each respective draw is made, (the “Final Maturity”), and at all times will be subject to the terms and conditions set forth in this Agreement and in the Promissory Note of even date herewith, a copy of which is attached hereto as Exhibit A and incorporated as if fully set forth herein, as given by Borrower in the principal amount of One Million Dollars ($1,000,000.00), payable to the order of Lender (the “Promissory Note”).  The Borrower agrees to execute the Promissory Note at the same time that Borrower executes this Agreement. In the event all advances are converted into an Alternative Financing, this revolving line of credit facility shall automatically mature and any payment obligations under this facility shall be converted into payment obligations pursuant to such the Alternative Financing.

BORROWER ACKNOWLEDGES AND AGREES THAT LENDER MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS AGREEMENT OR THE PROMISSORY NOTE WITHOUT PRIOR NOTICE TO THE BORROWER.

8.
Draw Requests.  Borrower may request an advance under this Agreement in any amount by a written draw request signed by any authorized signatory of Borrower subject to the submission of a spreadsheet for Lender approval contemplated in Section 6 of this Agreement.

9.
Collateral.  All advances (if any) made under this line of credit shall be secured under a security agreement, a copy of which is attached hereto as Exhibit B and incorporated as if fully set forth herein (the “Security Agreement”), pursuant to which Borrower hereby authorizes, subject to any applicable laws, regulations, or contractual restrictions prohibiting Borrower as set forth on Schedule A attached hereto and incorporated herein by Reference, liens to be filed in the appropriate jurisdictions pursuant to the terms and conditions of the Security Agreement.  The Borrower agrees to execute the Security Agreement at the same time that Borrower executes this Agreement.

10.	Calculation of Interest. Interest shall be calculated on the basis of a year comprised of 360 days over the actual number of days in the period.

11.
Credit of Payments.  Any payment of principal or Interest under this Agreement must be received by Lender at its principal office (or at such other office or depository institution as Lender may from time to time designate by written notice to Borrower) by 2:00 p.m. prevailing Eastern Time on a business day in the jurisdiction where such office or institution is situated, in order to be credited on such date.

12.
Application of Payments.  Payments received by Lender shall be applied to charges, fees and expenses (including attorneys’ fees), accrued Interest, and principal in any order Lender may in its sole discretion choose.

13.
Revolving Nature of Facility.  This Agreement and the Promissory Note evidence a revolving line of credit.  Borrower agrees to be liable for all sums advanced hereunder.  The unpaid principal balance owing on this facility at any time may be evidenced by endorsements on the Promissory Note, or by Lender’s records, which shall be conclusive of indebtedness.

14.	Prepayment. The indebtedness evidenced by this Agreement and the Promissory Note may be prepaid in whole or in part at any time without penalty.

15.
No Commitment to Fund.  This is not a committed line of credit.  The Borrower acknowledges and agrees that advances made under this line of credit, if any, shall be made at the sole discretion of Lender.  Lender, through its officers, may decline to make advances under the line, or terminate the line, at any time and for any reason without prior notice to the Borrower.  In no event shall Borrower be entitled to further advances once the total principal amount of this facility has been advanced unless (and then only to the extent that) repayment of advances is received by Lender.  This Agreement sets forth certain terms and conditions solely to assure that the parties understand each other’s expectations and to assist the parties in evaluating and monitoring the line of credit.

16.
Obligations of Borrower.  Lender’s willingness to consider making advances under this facility is subject to the Borrower’s ongoing agreement (a) to promptly furnish Lender, upon Lender’s written request, the Borrower’s unaudited financial statements and such other financial information as Lender may reasonably request from time to time, and (b) to notify Lender as soon as practicable following the occurrence of any Event of Default as defined herein (or event that, with the passage of time or giving of notice or both, would become an Event of Default).

17.
Event of Default.  An “Event of Default” shall exist under this Agreement or the Promissory Note if any of the following occurs:  (a) Borrower fails to make any payment required by this Agreement or the Promissory Note when due and the same is not cured within five (5) business days;  (b) Borrower breaks any promise that Borrower has made to Lender, or fails to perform promptly at the time and strictly in the manner provided in this Agreement, the Promissory Note, or the Security Agreement;  (c) any representation or statement made to Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect;  (d) Borrower becomes insolvent or a receiver is appointed for any part of Borrower’s property;  (e) Borrower makes any material assignment for the benefit of creditors;  (f) any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law without prior written notice to Lender and such proceeding is not cured within sixty (60) calendar days; or (g) Borrower commits an actual default in the prompt payment or other performance required with respect to any of its indebtedness (including but not limited to with respect to Lender hereunder) for loans, advances or any other forms of borrowings or under any agreement under which such indebtedness is outstanding or secured.

18.
Lender’s Rights Upon Default.  (a) During the existence of an Event of Default, Lender may:  (i) increase the applicable rate of interest to a rate per annum that shall be two percentage points (2%) in excess of the rate otherwise in effect at any time under this Agreement, but not more than the maximum rate allowed by law (the “Default Interest Rate”); (ii) demand payment in full or in part of all principal amounts outstanding hereunder, and accelerate any and all accrued and unpaid Interest due hereunder to be immediately due and payable; and/or (iii) exercise all of its rights under this Agreement, the Promissory Note, and/or the Security Agreement, or at law or in equity, in order to satisfy the indebtedness of Borrower.  In the event that Lender elects to apply the Default Interest Rate to any principal balance due hereunder, the Default Interest Rate shall continue to apply whether or not judgment shall be entered on this Agreement.

 (b) Lender’s Rights Upon Change in Control; In the event that the majority Borrower’s capital stock or substantially all of the net assets of the Borrower are sold in a single transaction or a series of related transactions (a “Change of Control”), Lender will receive additional consideration equal to thirty percent (30%) of the aggregate amounts of indebtedness outstanding at the time of the sale.  In the event of a Change of Control, the terms of this Agreement, the Note and the Security Agreement shall remain in full force and effect.  Prior to any Change of Control Borrower shall procure evidence sufficient to the Lender of the written assumption of the terms of this Agreement, the Note and the Security Agreement by the buyer(s) in connection with such Change of Control.

19.
Late Fees.  If any payment of interest or principal due hereunder is ten (10) or more calendar days late, Lender, is its sole discretion, may charge Borrower a late fee equal to Two Per Cent (2%) of the unpaid portion of such payment (the “Late Fee”), in addition to any other remedies authorized in this Agreement.  Lender may not charge Interest against any Late Fee, or assess a Late Fee against any single unpaid amount on more than one occasion.

20.
Governing Law.  This Agreement will be deemed to have been made, executed and delivered by Borrower, Guarantor and Lender in the State of Delaware.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Delaware.

21.
Jurisdiction.  The Borrower hereby agrees, consents and submits to the jurisdiction and venue of any state or federal court located within New Castle County, Delaware, and consents that all service of process be made by certified mail or overnight delivery service directed to the Borrower at the Borrower’s address set forth below, and service so made will be deemed to be completed either three (3) business days after the same has been deposited in the U.S. mail, postage prepaid or (ii) the next business day after being deposited with an overnight delivery service; provided that nothing contained herein shall prevent Lender from bringing any action or exercising any right against any security or against the Borrower or against any property of the Borrower, within any other state or nation to enforce any award or judgment obtained in the forum specified above.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

22.           Notices.

For Lender:

Tiger Paw Capital Corp.
1802 16th St SW
Calgary, Alberta
T2T 4E2

For Borrower:

Red Mile, Inc.
4000 Bridgeway, Suite 101,
Sausalito, CA 94965

ATTN:  Chief Financial Officer

23.           Waivers.

THE BORROWER HEREBY FOREVER WAIVES ALL OF ITS RESPECTIVE RIGHT TO PRESENTMENT, DEMAND, PROTEST, NOTICE OF DISHONOR, NONPAYMENT OR DEFAULT AND ANY OTHER NOTICES OF ANY KIND.  THE BORROWER WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT (INCLUDING THE PROMISSORY NOTE, THE SECURITY AGREEMENT) OR ANY TRANSACTION CONTEMPLATED IN ANY OR SUCH DOCUMENTS AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

24.
All Rights To Be Preserved.  No failure to exercise, and no delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver of the same, nor shall any single or partial exercise of any right, power or privilege preclude any other or future exercise thereof, or the exercise of any other power or right.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

25.	Successors in Interest. This Agreement shall bind the Borrower and the successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to “Borrower” shall be deemed to apply to Borrower, all of its subsidiaries, and all of its successors and assigns. All references herein to “Lender” shall be deemed to apply to Lender and its successors and assigns.

26.	Assignment. This Agreement shall not be assigned by the Borrower without the prior express written consent of Lender, but may be assigned by Lender without the consent of Borrower.

27.
Duly Executed Documents.  Prior to the making of any advances hereunder, Borrower must deliver to Lender a duly executed original of the Promissory Note, Security Agreement, and any such other documents that Lender may reasonably request.  All actions of Borrower under each of this Agreement, the Promissory Note, and the Security Agreement have been duly approved by Borrower and represents the duly authorized and legally enforceable actions of Borrower.

28.
Exchange  Option.  Lender agrees to exchange its right to be repaid any advances made pursuant to this Agreement into a subsequent financing to be negotiated between the Borrower and certain as yet undetermined investors (referred to herein as an “Alternative Financing”); provided, however, that Lender must give his written consent to the terms of such Alternative Financing prior to being required to exchange his right to repayment under this Agreement or any related agreements.   Any amounts advanced pursuant to this Agreement, once converted upon the occurrence of an Alternative Financing shall no longer be due and payable pursuant to the terms of this Agreement.

29.
Survival.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of the Agreement, which may be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement shall be severable.

30.	Entire Understanding. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements.

31.
Headings.  All section headings in this Agreement are for convenience of reference only and do not form part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

32.	Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument, but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the 11th day of February 2008.

BORROWER:                                                                                                                                      LENDER:
REDMILE, INC.                                                                                                                                     TIGER PAW CAPITAL CORP.

By:           _______________________________                                                                         By:        _____________________________
Name:      _______________________________                                                                         Name:    _____________________________
Title:        _______________________________                                                                         Title:      _____________________________

SCHEDULE A
ASSETS SUBJECT TO CONTRACTUAL RESTRICTION

1. Red Mile's Merchandise License Agreement With MTV Networks, a division of Viacom, for use of the Jackass Name and Likeness and Images of the Jackass Talent in making video games.

2. Sin City License Agreement with Frank Miller Inc. for developing and publishing video games based on the Sin City Comic Series and Graphic Novels.